Exhibit 10.1

EXECUTION COPY

February 8, 2005

Aviall, Inc.

2750 Regent Boulevard

DFW Airport, TX 75261

Credit Suisse First Boston LLC

Eleven Madison Avenue

New York, NY 10010-3629

Dear Sirs:

As an inducement to Credit Suisse First Boston LLC (the “Underwriter”) to enter into the Underwriting Agreement with Aviall, Inc. (the “Company”) and The Carlyle Group (acting through one or more of its affiliates) (“Carlyle”), pursuant to which Carlyle will sell 4,000,000 shares of common stock (the “Securities”) of the Company, each of Carlyle, the Company, Peter J. Clare and Allan H. Holt (Messrs. Clare and Holt being collectively referred to herein as the “Carlyle Directors”) hereby severally agrees that, during the period (the “Lock-Up Period”) beginning on the date hereof and ending 45 days after the public offering date set forth on the final prospectus supplement used to sell the Securities (the “Public Offering Date”) pursuant to the Underwriting Agreement (the “Underwriting Agreement”), such person or entity will not offer, sell, contract to sell, pledge or otherwise dispose of, directly or indirectly, any shares of Securities or securities convertible into or exchangeable or exercisable for any shares of Securities, or enter into any swap, hedge or other arrangement that transfers, in whole or in part, any of the economic consequences of ownership of the Securities, whether any such aforementioned transaction is to be settled by delivery of any Securities or other securities, in cash or otherwise, without, in each case, the prior written consent of the Underwriter. In addition, each of Carlyle, the Company and the Carlyle Directors hereby severally agrees that, without the prior written consent of the Underwriter, it or he will not, during the Lock-Up Period, make any demand for or exercise any right with respect to, the registration of any Securities or any security convertible into or exercisable or exchangeable for any Securities. Notwithstanding the foregoing, if (1) during the last 17 days of the initial Lock-Up Period, the Company releases earnings results or material news or a material event relating to the Company occurs or (2) prior to the expiration of the initial Lock-Up Period, the Company announces that it will release earnings results during the 16-day period beginning on the last day of the initial Lock-Up Period, then in each case the Lock-Up Period will be extended until the expiration of the 18 day period beginning on the date of release of the earnings results or the occurrence of the material news or material event, as applicable, unless CSFB waives, in writing, such extension. The undersigned hereby acknowledges and agrees that written notice of any extension of the Lock-Up Period pursuant to this paragraph will be delivered by CSFB to the

Company and that any such notice properly delivered will be deemed to have given to, and received by, the undersigned. The undersigned further agrees that, prior to engaging in any transaction or taking any other action that is subject to the terms of this Lock-Up Agreement during the period from the date of this Lock-Up Agreement to an including the 34th day following the expiration of the initial Lock-Up Period, it will give notice thereof to the Company and will not consummate such transaction or take any such action unless it has received written confirmation from the Company that the Lock-Up Period (as may have been extended pursuant to this paragraph) has expired. Notwithstanding anything to the contrary herein, during the Lock-Up Period, the Company (1) may grant stock options or restricted shares pursuant to the Company’s existing benefit plans, and may issue shares of Common Stock pursuant to the exercise of such options or lapsing of any vesting restrictions, (2) may file registration statements on Form S-8 and amendments thereto in connection with those stock option, restricted stock or other employee stock purchase or benefit plans of the Company and (3) may issue shares of Common Stock upon the exercise of any option or warrant, the lapsing of any vesting restrictions or the conversion or exchange of a security issued by it and outstanding on the date hereof.

Any Securities received upon exercise of options granted to the undersigned will also be subject to this Agreement. Any Securities purchased or otherwise acquired by the undersigned in the open market will not be subject to this Agreement. A transfer of Securities by the undersigned to another person or entity bound by this Agreement, to a family member, to an affiliate of the undersigned or to a trust may be made, provided the transferee agrees as a condition to such transfer to be bound by the terms of this Agreement. A transfer of any Securities as a bona fide gift or a disposition not for value may be made, provided the donee or donees agree as a condition to such transaction to be bound by the terms of this Agreement.

In furtherance of the foregoing, the Company is hereby authorized to instruct its transfer agent and registrar not to make any transfer of shares of Securities if, in the good faith judgment of the Company, such transfer would constitute a violation or breach of this Agreement.

It is understood that, if the Company or Carlyle notifies the Underwriter that Carlyle will not proceed with the proposed offering of the Securities, or if the Underwriting Agreement does not become effective or terminates or is terminated prior to the payment and delivery of the Securities, the undersigned will be released from his or its obligations under this Agreement.

This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

This Agreement shall be binding on the undersigned and the successors, heirs, personal representatives and assigns of the undersigned. This Agreement shall lapse and become null and void if the Public Offering Date shall not have occurred on or before March 10, 2005.

Very truly yours,

/s/ Jeffrey J. Murphy
Name:	Jeffrey J. Murphy
Title:	Senior Vice President, Law and Human Resources, Secretary and General Counsel